EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-19715, No. 33- 25064, No. 33-25856, No. 33-33960,
No. 33-38750, No. 33-38751, No. 33-45009, No. 33-60584, No. 33-60586, and No.
33-72652) of Chips and Technologies, Inc. of our report dated July 15, 1996 appearing on page 16 of this Form 10-K.





/s/ Price Waterhouse LLP
Price Waterhouse LLP

San Jose, California
August 14, 1996